                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 1, 1996

                             ONCOGENE SCIENCE, INC.
               (Exact Name of Registrant as Specified in Charter)



DELAWARE                              0-15190                   13-3159796
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
of Incorporation)                                            Identification No.)


106 CHARLES LINDBERGH BLVD., UNIONDALE, NY                           11553
(Address of Principal Executive Offices)                            (Zip Code)

Registrant's telephone number, including area code:  (516) 222-0023

        This Form 8-K/A is being filed to amend Item 7 of the Current Report on Form 8-K of Oncogene Science, Inc. filed on April 26, 1996.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         The audited financial statements of MYCOsearch, Inc. appear on pages 3-14 hereof.

         (b)      PRO FORMA FINANCIAL INFORMATION.

         The pro forma financial information relating to Oncogene Science, Inc.'s acquisition of MYCOsearch, Inc. appears on pages 15-20 hereof.

         (b)      EXHIBITS.

                  *2.1 Agreement and Plan of Merger dated as of April 11, 1996 among the Company, MYCOsearch Acquisition Corp., MYCOsearch and the shareholders of MYCOsearch.

- ------------------
* Previously filed.

                                MYCOSEARCH, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1995

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          Independent Auditors' Report

The Board of Directors and Stockholders
MYCOsearch, Inc.:

We have audited the accompanying balance sheet of MYCOsearch, Inc. as of December 31, 1995, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MYCOsearch, Inc. at December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                KPMG PEAT MARWICK LLP


April 11, 1996

                                MYCOSEARCH, INC.

                                  Balance Sheet

                                December 31, 1995

                                     Assets

Current assets:
    Cash and cash equivalents                                         $ 262,907
    Accounts receivable                                                   2,250
    Prepaid expenses                                                      9,511
                                                                      ---------

                  Total current assets                                  274,668
                                                                      ---------

Equipment and leasehold improvements, net                                51,605
Investment in Avid Therapeutics, Inc.                                    25,002
Deposits                                                                  2,550
                                                                      ---------

                                                                      $ 353,825
                                                                      =========


                      Liabilities and Stockholders' Equity

Current liabilities:
    Accounts payable and accrued expenses                                66,868
    Unearned revenue                                                    200,000
                                                                      ---------

                  Total current liabilities                             266,868
                                                                      ---------

Stockholders' equity:
    Common stock - Class A, $1 par value, authorized 1,000
       shares; issued 500 shares in 1995                                    500
    Common stock - Class B, $2.50 par value,
       authorized 100,000 shares; issued -0- shares in 1995                --
    Additional paid-in capital                                          100,570
    Accumulated deficit                                                 (14,113)
                                                                      ---------

                  Total stockholders' equity                             86,957
                                                                      ---------

Commitments

                                                                      $ 353,825
                                                                      =========

See accompanying notes to financial statements.

                                MYCOSEARCH, INC.

                             Statement of Operations

                          Year ended December 31, 1995

Revenues                                                            $ 1,064,382
                                                                    -----------

Expenses:

     Production                                                         819,539
     Research and development                                           234,581
     Selling, general and administrative expenses                        86,913
                                                                    -----------

              Total expenses                                          1,141,033
                                                                    -----------

              Loss from operations                                      (76,651)
                                                                    -----------

Other income (expense):
     Interest income                                                     10,070
     Loss on investments                                                (12,000)
     Interest expense                                                    (7,289)
                                                                    -----------

              Loss before provision for income taxes                    (85,870)

              Provision for income taxes                                  8,023
                                                                    -----------

              Net loss                                              $   (93,893)
                                                                    ===========





                 See accompanying notes to financial statements.

                                MYCOSEARCH, INC.

                        Statement of Stockholders' Equity

                          Year ended December 31, 1995

                                                         Addi          Retained
                                                        tional -       earnings         Total
                                           Common       paid-in        (accum.       stockholders'
                                            stock       capital        deficit)         equity
                                            -----       -------        --------         ------
Balance at December 31, 1994                $500         50,570         79,780          130,850

Issuance of stock option to employee         --          50,000           --             50,000

Net loss                                     --            --          (93,893)         (93,893)
                                            ----        -------        -------         --------

Balance at December 31, 1995                $500        100,570        (14,113)          86,957
                                            ====        =======        =======         ========


See accompanying notes to financial statements.

                                MYCOSEARCH, INC.

                             Statement of Cash Flows

                          Year ended December 31, 1995

Net loss                                                           $ (93,893)
Adjustments to reconcile net loss to net cash
   provided by operating activities:
       Depreciation and amortization                                  11,139
       Loss on investments                                            12,000
       Issuance of stock option                                       50,000
       Write off of employee loan                                     41,788
       Write off of loans to officers and stockholders                61,883
       Changes in assets and liabilities:
          Receivables                                                 37,740
          Interest receivable                                         (1,308)
          Prepaid expenses                                            (4,101)
          Accounts payable and accrued expenses                       35,621
          Unearned revenue                                           200,000
          Income taxes payable                                       (10,958)
                                                                   ---------

                  Net cash provided by operating activities          339,911
                                                                   ---------

Cash flows from investing activities:
   Additions to equipment and leasehold improvements                 (37,282)
   Loans to officers and employee                                    (41,717)
                                                                   ---------

                  Net cash used in investing activities              (78,999)
                                                                   ---------

Cash flows from financing activities:
   Proceeds of loan from stockholder                                  50,000
   Repayment of loans from stockholder                               (54,461)
                                                                   ---------

                  Net cash used in financing activities               (4,461)
                                                                   ---------

Net increase in cash and cash equivalents                            256,451

Cash and cash equivalents at beginning of year                         6,456
                                                                   ---------

Cash and cash equivalents at end of year                           $ 262,907
                                                                   =========

Supplemental disclosure of cash flow information

Cash paid for interest                                             $   7,289
                                                                   =========

Cash paid for income taxes                                         $  19,170
                                                                   =========


See accompanying notes to financial statements.

                                MYCOSEARCH, INC.

                          Notes to Financial Statements

                                December 31, 1995

(1)   Description of Business and Summary of Significant Accounting Policies

     (a)  Description of Business

      MYCOsearch, Inc. (the Company), located in Durham, North Carolina, is engaged in the business of isolating fungi and actinomycetes from nature and extracting chemicals from such microorganisms for the purpose of new drug discovery.

     (b)  Revenue Recognition

      Revenues represent payments and receivables for providing specimens and related services to various pharmaceutical and biotechnology companies under fungus extract supply and collaborative agreements and are recognized when earned in accordance with the terms of the contracts and upon shipment of the extracts. Revenues are deferred for cash payments received in advance of shipment or performance of services.

     (c)  Investments

      The Company's investment in Avid Therapeutics, Inc. (Avid) is valued at cost, which approximates market value at December 31, 1995. Loss on investments of $12,000 reflected in the accompanying statement of operations represents the write off of two investments during 1995 that were deemed to be without value.

     (d)  Research and Development Costs

      Research and development costs are charged to operations as incurred and include direct costs of research scientists and equipment and an allocation of indirect costs. The costs associated with the development of the Company's inventory of fungi and actinomycetes extracts have been expensed as incurred.

     (e)  Depreciation and Amortization

      Depreciation is provided for by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the lesser of the life of the related lease or their estimated useful lives.

     (f)  Income Taxes

      Deferred income taxes are recognized based on the difference between the financial statement and tax bases of assets and liabilities (temporary differences) using enacted tax rates in effect for the years in which the differences are expected to reverse.

                                                                     (Continued)

                                MYCOSEARCH, INC.

      (g) Cash Equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents at December 31, 1995 consist of a money market fund in the amount of $3,140.

      (h) Use of Estimates

      Management of the Company has made a number of estimates and assumptions relative to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(2)   Extract Supply Contracts

      The Company has entered into fungus extract agreements with various pharmaceutical and biotechnology companies that provide for the Company to produce and supply extracts from its collection of fungi and actinomycetes, on a non-exclusive basis, in exchange for cash payments. In exchange for additional payments, the Company provides exclusive access to particular extracts under which the Company will not supply or distribute the identified extracts to any other party. The agreements also provide for payment of royalties to the Company in the event that a drug is derived from the extracts. A summary of certain significant extract agreements follows:

      Effective July 12, 1993, the Company entered into a three-year fungus extract supply and collaborative agreement with Oncogene Science, Inc. (Oncogene). Pursuant to the agreement, the Company agreed to supply Oncogene up to 21,000 fungal extracts from up to 3,500 different fungal cultures during the first twelve months of the agreement term and up to 42,000 extracts from up to 7,000 fungal cultures for each of the remaining twelve month periods of the agreement term. In addition, Oncogene agreed to lease to the Company, at no cost, certain equipment, hardware, software, peripherals and related manuals necessary to develop and produce the quantities of extracts to be provided under the agreement. At the end of the three-year agreement period, the Company has the option to purchase the leased equipment for $1.

      Effective September 17, 1993, the Company entered into a three-year fungus extract supply and collaborative agreement with Genetics Institute, Inc. (Genetics). Pursuant to the agreement, the Company agreed to supply Genetics with up to 20,000 extracts during the first twelve months of the agreement and up to 40,000 extracts during each of the remaining twelve month periods of the agreement. The Company also agreed to provide biotransformations of certain extracts at Genetics' request for which the Company is to be reimbursed its cost plus 20% not to exceed $100,000. At December 31, 1995, the Company has recorded deferred revenue of $200,000 related to this agreement. This amount represents the payment for services and extracts not yet provided to Genetics. This unearned revenue is expected to be earned during 1996.

      Effective June 15, 1994, the Company entered into three-year year fungus extract supply and collaborative agreement with Avid to supply Avid with up to 20,004 extracts during the first eighteen months of the agreement and additional extracts as requested by Avid during the remaining term of the agreement. In connection with the agreement, the Company purchased 16,668 shares of Avid common stock for $25,002.

                                                                     (Continued)

                                MYCOSEARCH, INC.

      Effective February 1, 1995, the Company entered into a three-year fungus extract supply and collaborative agreement with NHC Laboratories, Inc.
          (NHC). The Company agreed to supply NHC with approximately 120,000 extracts during the term of the agreement (approximately 40,000 per year). As discussed in note 9, NHC is considered a related party based on common ownership and also provided consulting services to the Company during 1995. The stated price per extract in the agreement is substantially lower than the price per extract charged to other unrelated customers of the Company. The Company did not provide any extracts to NHC under this agreement during 1995.

(3)   Equipment and Leasehold Improvements

      Equipment and leasehold improvements are recorded at cost and consist of the following:

                                                                         Estimated
                                                                       life (years)
                                                                       ------------
                  Laboratory equipment                                      5-7                  $     119,857
                  Office furniture and equipment                            5-7                         15,583
                  Automobile equipment                                       5                          10,510
                  Leasehold improvements                               Life of lease                     4,354
                                                                                                 -------------
                                                                                                       150,304
                  Less:  accumulated depreciation
                      and amortization                                                                  98,699
                                                                                                 -------------
                  Net equipment and leasehold improvements                                       $      51,605
                                                                                                 =============

(4)   Accounts Payable and Accrued Expenses

      Accounts payable and accrued expenses are summarized as follows:

                                        Accounts payable              $     10,961
                                        Accrued state taxes                    775
                                        Accrued payroll taxes               55,132
                                                                      ------------

                                                                      $     66,868
                                                                      ============

(5)   Income Taxes

      The provision for income taxes is comprised of the following:

                                        Federal                       $      2,779
                                        State                                5,244
                                                                      ------------

                                                                      $      8,023
                                                                      ============

                                                                     (Continued)

                                MYCOSEARCH, INC.

      The income tax provision is different from that which would be computed by applying the U.S. federal income tax rate to income before taxes as follows:

                           Benefit at statutory rate                       $          (29,200)
                           Surtax exemption                                           (10,200)
                           State income taxes, net of federal
                               income tax benefit                                       3,460
                           Change in valuation allowance                               45,550
                           Other                                                       (1,587)
                                                                           ------------------

                                                                           $            8,023
                                                                           ==================

      The tax effects of temporary difference that give rise to the deferred tax assets and deferred tax liabilities at December 31, 1995 are as follows:

                           Deferred tax asset:
                               Research and development credits            $          141,388
                               Employee benefit costs                                  69,250
                               Less valuation allowance                              (197,416)
                                                                           ------------------

                           Net deferred tax asset                                      13,222
                                                                           ------------------
                           Deferred tax liability:
                               Depreciation                                           (13,222)
                                                                           ------------------
                           Net deferred tax asset                          $                -
                                                                           ==================

      The Company recorded a valuation allowance equal to the amount of the net deferred tax based on the uncertainity of projecting future taxable income sufficient to realize the carryforward of the research and development credits and deductions of certain employee benefit costs. The change in the valuation allowance of $45,550 reflects an increase in deferred tax assets related to employee benefit costs offset by the utilization of research and development carryforward credits in the 1995 federal income tax return.

 (6)  Lease Commitment

      The Company leases office, operating and laboratory space under a lease agreement. Rent expense was approximately $31,000 for the fiscal year ended December 31, 1995. The following is a schedule of future minimum rental payments required as of December 31, 1995, assuming renewal of the lease for one year on April 30, 1996 to expire on April 30, 1997.

                   Fiscal years ended:
                        1996                  $     31,743
                        1997                        10,700
                                              ------------

                                              $     42,443
                                              ============

                                                                     (Continued)

                                MYCOSEARCH, INC.

(7)   Employment Agreement

      In January 1994, the Company entered into an employment and non-competition agreement with its director of fermentation and microbiology. The agreement provides the terms of his employment, which includes a base salary of $80,000 per year, an option to purchase up to 1% of the then outstanding shares of the capital stock of the Company for each full year of service to the Company up to a maximum of 5%, and a share of the Company's net income. The fair value of the options has been estimated at $50,000 per year and the expense of the 1995 option has been reflected as an additional expense in the accompanying statement of operations for the year ended December 31, 1995.

      At December 31, 1995, the Company had provided this employee a non-interest bearing advance totaling $41,788. On April 10, 1996, the Board of Directors forgave this advance in recognition of services rendered to the Company and certain other consideration. The forgiveness of the advance has been recognized as an expense in the accompanying statement of operations for the year ended December 31, 1995.

(8)   Business Concentration

      Revenue by customer as a percentage of total revenue for the year ended December 31, 1995 is as follows:

                         Oncogene                     51%
                         Genetics                     30
                         Other                        19
                                                    ----

                                                    100%
                                                    ====

 (9)  Related Party Transactions

      During 1995, the NHC provided consulting services to the Company in exchange for payments totaling $112,400. The Company also sublet a portion of its premises to NHC at no cost.

      BJB Holdings, Inc. (BJB) is wholly owned by the three stockholders of the Company. BJB owns approximately 41% of NHC's common stock. In addition, a stockholder of the Company also owns individually approximately 4% of NHC's common stock. At December 31, 1995, the Company had a receivable from BJB of $2,428, which bears interest at 6% and was due on December 31, 1997.

      In January 1995, an officer and stockholder of the Company provided a $50,000 demand loan to the Company. The loan was paid in full in December 1995 and bore interest at 16% per annum, which amounted to $7,289.

      At December 31, 1995, the Company had notes due from officers of $58,147, which bore interest at rates ranging from 6% to 7% per annum and were due at varying dates from August 1997 through December 1997.

                                                                     (Continued)

                                MYCOSEARCH, INC.

      On April 10, 1996, the Board of Directors forgave the amounts due from officers of $59,455, including accrued interest thereon of $1,308, and the amount due from BJB in the amount of $2,428 in recognition of services rendered to the Company and certain other consideration. The forgiveness of the notes receivable and accrued interest totaling $61,883 has been recognized as an expense in the accompanying statement of operations for the year ended December 31, 1995.

(10)  Subsequent Event

      On April 11, 1996, the Company was acquired by Oncogene for approximately
          $5.2 million in cash and Oncogene's common stock and warrants. Under the terms of the agreement, the Company will become a wholly-owned subsidiary of Oncogene.

                        PRO FORMA FINANCIAL INFORMATION
                                  (UNAUDITED)


The following unaudited pro forma financial statements give effect to the acquisition of MYCOsearch, Inc. in exchange for $1,750,000 in cash, $2,950,000 in common stock of the Company based on 316,533 shares at $9.319 per share and warrants to purchase 100,000 shares of the Company's common stock at $9.319 per share valued at $483,000.

The pro forma statements of operations for the year ended September 30, 1995 and the three months ended December 31, 1995 assume such acquisition was consummated as of October 1, 1994 and October 1, 1995, respectively. The pro forma balance sheet assumes that such acquisition was consummated as of December 31, 1995. For purposes of the pro forma financial information, the historical financial statements of MYCOsearch, Inc. for the year ended December 31, 1995 has been used to prepare the pro forma statement of operations for the year ended September 30, 1995.

The pro forma financial statements do not purport to represent the Company's actual financial condition or results of operations had such acquisition actually been made on the dates indicated, nor do they project the Company's financial position or results of operations for any future dates or periods. The pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of the Company and MYCOsearch, Inc.

                                ONCOGENE SCIENCE

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1995


                                                   Oncogene        MYCOsearch,      Excluded        Pro Forma
                                                 Science, Inc.         Inc.          Assets        Adjustments        Pro Forma
                                                 -------------     -----------      ---------      -----------      -------------
Current assets:
  Cash and cash equivalents....................    17,919,609        262,907        (262,907)      (1,750,000)(a)     16,169,609
  Short-term investments.......................     8,866,957                                                          8,866,957
  Receivables..................................     1,320,015          2,250                                           1,322,265
  Interest receivable..........................        45,263                                                             45,263
  Grants receivable............................       433,530                                                            433,530
  Prepaid expenses.............................       518,150          9,511                                             527,661
                                                  --------------------------------------------------------------------------------
     Total current assets......................    29,103,524        274,668        (262,907)      (1,750,000)        27,365,285
                                                  --------------------------------------------------------------------------------

Fixed assets, net..............................     5,709,515         51,605                                           5,761,120
Other receivable...............................       262,703                                                            262,703
Loans to officers and employees................        25,516                                                             25,516
Other assets...................................       325,582         27,552         (25,002)                            328,132
Fungi cultures.................................             0                                       5,489,952 (b)      5,483,952
Intangible assets, net.........................     8,630,581                                                          8,630,581
                                                  --------------------------------------------------------------------------------
     Total assets..............................    44,057,421        353,825        (287,909)       3,733,952         47,857,289
                                                  ================================================================================

Current liabilities:
  Accounts payable and accrued expenses........     2,825,702         66,868                          100,000 (a)     2,992,570
  Current portion of unearned revenue..........       150,041        200,000                                            350,041
                                                 --------------------------------------------------------------------------------
     Total current liabilities.................     2,976,743        266,868                          100,000         3,342,611
                                                 --------------------------------------------------------------------------------
Other liabilities:
  Long-term portion of unearned revenue........       165,839                                                           165,839
  Accrued postretirement benefit cost..........       366,203                                                           366,203
                                                 --------------------------------------------------------------------------------
     Total liabilities.........................     3,507,785        266,868               0          100,000         3,874,653
                                                 --------------------------------------------------------------------------------

Stockholders' equity...........................
  Common stock, $.01 par value.................       176,830            500            (500)           3,165 (a)       179,995
  Additional paid-in capital...................    66,735,375        100,570        (100,570)       3,429,835 (a)    70,165,210
  Accumulated deficit..........................   (26,129,341)       (14,113)       (186,839)         200,952 (b)   (26,129,341)
  Cumulative translation adjustment............       (55,689)                                                          (55,689)
  Unrealized holding gain (loss)...............       (35,000)                                                          (35,000)
                                                 --------------------------------------------------------------------------------
                                                   40,692,195         86,957        (287,909)       3,633,952        44,125,195
                                                 --------------------------------------------------------------------------------
Less: treasury stock, at cost..................      (142,559)                                                         (142,559)
                                                 --------------------------------------------------------------------------------
     Total stockholders' equity................    40,549,636         86,957        (287,909)       3,633,952        43,982,636
                                                 --------------------------------------------------------------------------------
     Total liabilities and
       stockholders' equity....................    44,057,421        353,825        (287,909)       3,733,952        47,857,289
                                                 ================================================================================



                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)


The foregoing pro forma adjustments assume the acquisition of MYCOsearch, Inc. was consummated as of December 31, 1995.

(a) The consideration paid in connection with the acquisition is summarized as follows:


     Cash consideration paid...........................  $1,750,000
     Issuance of 316,533 shares of common stock........   2,950,000
     Issuance of 100,000 warrants......................     483,000
     Estimated costs incurred in connection with
       the acquisition.................................     100,000
                                                          ---------
                Total consideration....................  $5,283,000
                                                          =========

(b) The pro forma adjustment required to assign the estimated cost of the acquisition is as follows:


     Elimination of deficit............................  $ (200,952)
     Increase to fungi cultures........................   5,483,952
                                                          ---------
                                                         $5,283,000
                                                          =========


The increase relating to fungi cultures represents the estimated fair value attributable to the approximately 80,000 distinct fungi cultures owned by MYCOsearch, Inc. based on an independent appraisal. The cost of these fungi had not been capitalized by MYCOsearch, Inc.

                                ONCOGENE SCIENCE

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                         YEAR ENDED SEPTEMBER 30, 1996


                                                   Oncogene        MYCOsearch,      Pro Forma
                                                 Science, Inc.         Inc.        Adjustments        Pro Forma
                                                 -------------     -----------     -----------      -------------
Revenues:
  Collaborative program revenues, principally
    from related parties........................    9,885,858                                          9,885,858
  Sales.........................................    4,266,540       1,064,382        (540,000)(b)      4,810,922
  Other research revenue........................    1,892,603                                          1,892,603
                                                 -----------------------------------------------------------------
     Total revenues.............................   15,864,999       1,064,382        (540,000)        16,389,381
                                                 -----------------------------------------------------------------

Expenses:
  Research and development......................   13,523,043         225,961        (540,000)(b)     14,304,004
                                                                                    1,095,000 (a)
  Production....................................    1,252,990         789,374                          2,042,364
  Selling, general and administrative...........    7,140,208          82,602                          7,222,810
  Amortization of intangibles...................    1,696,561                                          1,696,561
                                                 -----------------------------------------------------------------
     Total expenses.............................   23,612,802       1,097,937         555,000         25,265,739
                                                 -----------------------------------------------------------------
        Loss from operations....................   (7,747,803)        (33,555)     (1,095,000)        (8,876,358)
                                                 -----------------------------------------------------------------

Other income (expense):
  Net investment income.........................      834,830          10,070         (60,000)(c)        784,900
  Other expense.................................      (66,086)        (27,312)                           (93,398)
  Gain on sale of Research Products Business....    2,720,389                                          2,720,389
                                                 -----------------------------------------------------------------
Net loss........................................   (4,258,670)        (50,797)     (1,155,000)        (5,464,467)
                                                 -----------------------------------------------------------------
Weight average number of shares of
  common stock outstanding......................   16,757,370                         316,533         17,073,903
                                                 =================================================================
Net loss per weighted average share of
  common stock outstanding......................        (0.25)                                             (0.32)
                                                 =================================================================


                                ONCOGENE SCIENCE

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      THREE MONTHS ENDED DECEMBER 31, 1995


                                                   Oncogene        MYCOsearch,      Pro Forma
                                                 Science, Inc.         Inc.        Adjustments        Pro Forma
                                                 -------------     -----------     -----------      -------------
Revenues:
  Collaborative program revenues, principally
    from related parties........................    1,987,458                                          1,987,458
  Sales.........................................       29,042         266,096        (135,000)(b)        160,138
  Other research revenue........................      259,748                                            259,748
                                                 -----------------------------------------------------------------
     Total revenues.............................    2,276,248         266,096        (135,000)         2,407,344
                                                 -----------------------------------------------------------------

Expenses:
  Research and development......................    2,683,262          56,490        (135,000)(b)      2,879,752
                                                                                      275,000 (a)
  Production....................................       21,863         197,344                            219,207
  Selling, general and administrative...........    1,331,539          20,651                          1,352,190
  Amortization of intangibles...................      363,189                                            363,189
                                                 -----------------------------------------------------------------
     Total expenses.............................    4,399,853         274,484         140,000          4,814,337
                                                 -----------------------------------------------------------------
        Loss from operations....................   (2,123,605)         (8,389)       (275,000)        (2,406,994)
                                                 -----------------------------------------------------------------

Other income (expense):
  Net investment income.........................      364,524           2,518         (15,000)(c)        352,042
  Other expense.................................      (11,513)         (6,828)                           (18,341)
                                                 -----------------------------------------------------------------
Net loss........................................   (1,770,594)        (12,699)       (290,000)        (2,073,293)
                                                 -----------------------------------------------------------------
Weight average number of shares of
  common stock outstanding......................   17,476,343                         316,533         17,792,876
                                                 =================================================================
Net loss per weighted average share of
  common stock outstanding......................        (0.10)                                             (0.12)
                                                 =================================================================


                  NOTES TO PRO FORMA STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

The following pro forma adjustments to the statements of operations for the year ended September 30, 1995 and the three months ended December 31, 1995, respectively, assume the acquisition of MYCOsearch, Inc. was consummated as of October 1, 1994 and October 1, 1995, respectively.


                                                                    Three Months
                                                   Year Ended          Ended
                                                 Sept. 30, 1995     Dec. 31, 1995
                                                 --------------     -------------
a)  Amortization of fungi cultures over
    a five-year period........................     $1,095,000          275,000
                                                   ==========          =======

b)  Elimination of sales from MYCOsearch, Inc.
    to Oncogene Science, Inc..................     $  540,000          135,000
                                                   ==========          =======

c)  Reduction of investment income related
    to cash consideration paid................     $   60,000           15,000
                                                   ==========          =======

d)  Additional common shares outstanding......        316,553          316,553
                                                   ==========          =======


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ONCOGENE SCIENCE, INC.

                                 By:  /s/ Robert L. Van Nostrand
                                      ------------------------------------------
                                      Robert L. Van Nostrand,
                                      Vice President, Finance and Administration

Dated:  May 9, 1996